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               Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 42 to the Registration Statement (Form N-1A) (No. 2-60770) of Delaware Group Cash Reserve, Inc. of our report dated April 29, 1998, included in the 1998 Annual Report to shareholders.

                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                        Ernst & Young LLP



Philadelphia, Pennsylvania
May 27, 1998



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                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Cash Reserve, Inc.

We have audited the accompanying statement of net assets of Delaware Group Cash Reserve, Inc. (the "Fund") as of March 31, 1998, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of March 31, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Cash Reserve, Inc. at March 31, 1998, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                        Ernst & Young LLP



Philadelphia, Pennsylvania
April 29, 1998